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                                    SUBLEASE

          SUBLEASE made as of February 15, 1999 by and between Xenergy Inc., a Massachusetts corporation with a principal office at Three Burlington Woods Drive, Burlington, Massachusetts 01803-4543 (the "Sublandlord"), and Etility.com, Inc., a Delaware corporation, with a principal office at 52-D Cummings Park, Woburn, Massachusetts 01801 (the "Subtenant").

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Lease dated March 28, 1991 (the "Master Lease"), a copy of which has been delivered to Subtenant, James S. Hekiman and William G. Finard as Trustees of Burlington Woods Office Trust No. III under Declaration of Trust dated March 1, 1984 and recorded with the Middlesex South Registry of Deeds in Book 15673, Page 31, as amended (herein referred to as "Original Landlord"), leased to Sublandlord, as Tenant, certain premises located in the fourth floor of the building known as and numbered Three Burlington Woods Drive, Burlington, Massachusetts, as more particularly described in the Master Lease (the "Demised Premises") Three Burlington Woods LLC (the "Landlord") is the successor to the Original Landlord as landlord under the Master Lease; and

          WHEREAS, subject to the agreements, covenants and conditions herein contained Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Sublessee, a portion of the Demised Premises containing 9,731 square feet of rentable space, and being shown on the plan attached hereto as Exhibit A (the "Subleased Premises");

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   DEMISE.

          1.1 Sublandlord, in consideration of the rents herein reserved and of the agreements, covenants and conditions herein contained and expressed on the part of Subtenant to be kept, performed and observed, hereby demises and lets unto Subtenant and Subtenant hereby leases from Sublandlord the Subleased Premises. The Subleased Premises are leased in an "as is" condition.

     The foregoing notwithstanding, Subtenant may, at its sole cost and expense, make the alterations and improvements described in Exhibit B attached hereto (the "Tenant Improvements"), using one or more responsible contractors, and pursuant to plans and specifications, first approved by Sublandlord. All such Tenant Improvements shall be made in a good and first class workmanlike manner employing materials of good quality and so as to conform with all applicable provisions of the Master Lease and applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Subtenant shall pay promptly when due the entire cost of such Tenant Improvements so that the Subleased Premises shall at all times be free of liens for labor and materials. Any contractor or other person undertaking such Tenant Improvements shall be covered by worker's compensation insurance and evidence thereof shall be furnished to Sublandlord prior to the performance by such contractor or person of any such work to the Subleased Premises.

          Subject to the terms and conditions of Section 2.2 of the Master Lease, Subtenant shall have available for its use and that of its employees and invitees a number of parking spaces equal to 3.3 per 1,000 square feet of rentable space included in the Subleased Premises. Such parking spaces shall be used by Subtenant, its employees and invitees in common with others entitled thereto.

          Subject to Landlord's approval, Subtenant at its expense may install a sign at the Building entrance and have its name and location placed in the tenant directory in the Building lobby.

          Sublandlord will also lease to Subtenant during the term hereof at no additional charge certain office furniture, as more particularly described in Exhibit C attached hereto, for use in the Subleased Premises during the term hereof. Subtenant acknowledges that Sublandlord has made no representations or warranties regarding any such furniture, and Subtenant shall be responsible for any damages to such leased furniture, wear and tear excepted. The cost to Subtenant for any such damage shall not exceed the fair market value of such damaged furniture.

     2.   TENANCY-AT-WILL; TERM.

          2.1 Subtenant hereby acknowledges and agrees that it shall be a tenant at will of the Subleased Premises at all times from the Commencement Date until the Conversion Date, as those terms are hereinafter defined. The "Commencement Date" shall mean that date which is the earlier of (i) February 15, 1999; or
(ii) the date on which Subtenant takes occupancy of the Subleased Premises. The "Conversion Date" shall mean that date on which Subtenant enters into a financing arrangement with a commercial bank or other institutional lender for greater than $2 millon and pays the Additional Deposit as provided in Section
4.1 hereof. Anything in this Sublease to the contrary notwithstanding, in the event that Subtenant does not enter into such financing arrangement and does not pay the Additional Deposit to Sublandlord on or before June 30, 1999, then this Sublease shall be deemed to terminate automatically on such date without further action or notice by Sublandlord, and Sublandlord shall have all rights and remedies pursuant to the provisions of this Sublease and applicable law. The period prior to the Conversion Date or termination of this Sublease pursuant to the foregoing sentence shall be hereinafter referred to as the "Tenancy at Will".

          2.2 Provided that this Lease is not terminated pursuant to the provisions of Section 2.1, on the Conversion Date the Tenancy at Will shall be converted to a subleasehold having a term (the "Fixed Term") commencing on the Conversion Date and ending on August 15, 2000, unless sooner terminated in accordance with the terms hereof.

      3.               RENT.

          3.1 Subtenant covenants and agrees to pay to Sublandlord, at its address


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

first hereinabove written or at such other address as Sublandlord may by notice in writing to Subtenant from time to time direct, on the Commencement Date and thereafter, monthly, in advance, on the fifteenth day of each month during the Tenancy at Will or the Fixed Term, as the case may be, fixed rent (the "Fixed Rent") in a monthly amount equal to (i) $10,750.00 (the "Abated Rental Rate") during the first six (6) months from and after the Commencement Date, it being acknowledged that during such six (6) month period Subtenant shall pay rent at the annual rate of $21.50 per square foot of rentable space with respect to a portion of the Subleased Premises consisting of 6,000 square feet of rentable space shown on Exhibit A, and that during such six (6) month period Subtenant shall receive a rent abatement with respect to the remainder of the Subleased Premises; and (ii) $17,434.71 (the "Full Rental Rate") during the remainder of the term, representing annual rent in the amount of $21.50 per square foot of rentable space with respect to the entire Subleased Premises.

          Fixed Rent for any partial month shall be paid by Subtenant at such rate on a pro rata basis, and if the Tenancy at Will or the Fixed Term commences on a day other than the fifteenth day of a calendar month, the first payment which Subtenant shall make shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from the Commencement Date to the fifteenth day of the succeeding calendar month, and the monthly Fixed Rent for such succeeding calendar month.

          3.2 The parties agree that the Fixed Rent payable by Subtenant hereunder is intended to be gross rent inclusive of charges for daily cleaning and gas furnished to the Subleased Premises, which are not separately metered, and that Subtenant shall not be responsible for payment of any portion of any Tax Amount Escalation Factor or any Operating Base Escalation Factor (as those terms are defined in the Master Lease) which may be payable by Sublandlord to Landlord pursuant to the Master Lease or any other charges under the Master Lease not specifically identified herein. Notwithstanding the foregoing, Subtenant shall be responsible for its pro rata share (based on a ratio in which the rentable square foot area of the Subleased Premises is the numerator and the rentable square foot area of the Demised Premises is the denominator) of charges for electricity for lighting and equipment utilized at the Demised Premises, currently estimated to be 85 CENTS per square foot of rentable space per year. Subtenant's share of such electricity charges shall constitute additional rent ("Additional Rent") hereunder, and shall be due and payable by Subtenant in each month on the same date that Fixed Rent is due and payable. Sublandlord shall provide Subtenant with monthly statements containing a calculation of Subtenant's pro rata share of such electricity charges during each month in which Subtenant occupies the subleased Premises. Subtenant also agrees that it shall be responsible for all costs and expenses ("Overtime HVAC Expenses") associated with the provision of HVAC services that Subtenant requests to be provided to the Subleased Premises at times other than Normal Building Operating Hours, which term is defined in the Master Lease to include the hours of 8:00 A.M. to 6:00 P.M. Monday through Friday. Subtenant shall pay all such Overtime HVAC Expenses as Additional Rent promptly upon receipt of Sublandlord's invoice therefor.

          3.3 All other costs and expenses which Subtenant is required to pay under this Sublease, including without limitation costs for additional services or additional utilities supplied to the Subleased Premises by Sublandlord or Landlord, if any, together with all penalties that may accrue thereon in the event of the Subtenant's failure to pay such amounts, and all damages, costs and expenses which Sublandlord may incur by reason of any failure by Subtenant to comply with the terms of this Sublease, shall be deemed to be Additional Rent when due and payable. Sublandlord shall have all rights and remedies with respect to such failure as Sublandlord has for the non-payment of Fixed Rent.

          3.4 Subtenant shall pay to Sublandlord a late charge of one percent (1.0%) per month on all amounts due to Sublandlord under this Sublease which are not paid within five (5) days from the date that the same shall become due and payable.

     4.   SECURITY DEPOSIT.

          4.1 In addition to the amount paid by Subtenant to Sublandlord pursuant to Section 3.1 to be applied toward the first monthly rental payment hereunder, Subtenant has this day deposited with Sublandlord the sum of $10,750.00 (the "Initial Deposit") (representing one month's Fixed Rent at the Abated Rental Rate) as security for the full and faithful observance, payment and performance by Subtenant of all the terms, covenants and conditions of this Sublease upon Subtenant's part to be performed. On the Conversion Date Subtenant shall deposit with Sublandlord the additional sum of $21,500.00 (the "Additional Deposit") (representing an additional two months' Fixed Rent at the Abated Rental Rate). The Initial Deposit and the Additional Deposit shall be collectively referred to hereinafter as the "Security Deposit". Such sums shall be returned to Subtenant within a reasonable time, which shall not exceed thirty
(30) days, after the expiration of the term provided Subtenant shall have fully and faithfully observed, paid and performed all of the said terms, covenants and conditions. If all or any part of the Security Deposit is applied to an obligation of Subtenant hereunder, Subtenant shall immediately upon request by Sublandlord restore the Security Deposit to its original amount. Subtenant shall not have the right to call upon Sublandlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Subtenant, but such use shall be solely in the discretion of Sublandlord. Provided that Sublandlord gives Subtenant written notice of the name of such grantee or transferee, upon any conveyance by Sublandlord of its interest under this Sublease, the Security Deposit may be delivered by Sublandlord to Sublandlord's grantee or transferee. Upon any such delivery, Subtenant hereby releases Sublandlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Subtenant agrees to look solely to such grantee or transferee, provided that such grantee or transferee agrees in writing to be bound by all of the same terms and conditions by and between Sublandlord and Subtenant contained in this Sublease and the Master Lease. It is further understood that this provision shall also apply to subsequent grantees and transferees.

     5.   PERMITTED USES.

          5.1 Subtenant shall use the Subleased Premises for business office use and other uses incidental thereto to the extent permitted by law and consistent with the use of the Building as a so-called first-class office building and for no other purposes.

     6.   NO ASSIGNMENT OR SUBLETTING.

          6.1 Subtenant may not assign this Sublease or sublet any portion of the Subleased Premises under any circumstances.

     7.   CONDITION OF THE PREMISES.

          7.1 Subtenant acknowledges that except as otherwise expressly provided herein, neither Sublandlord nor any person on behalf of the Sublandlord has made any warranties or representations regarding the condition or suitability of the Subleased Premises, and that Subtenant has inspected the Subleased Premises to its satisfaction prior to the execution of this Sublease.

     8.   SURRENDER.

          8.1 At the termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord, broom clean with all alterations, additions and improvements thereto, in as good condition as on the date of delivery to Subtenant or as the Subleased Premises may be put in during the term of the Sublease, reasonable wear and tear and loss by fire and casualty excepted. For each day after termination of the Tenancy at Will as provided in Section 2.1 or the expiration of the term, as the case may be, or the earlier termination of this Sublease, and prior to Subtenant's performance of its obligations to surrender the Demised Premises under this Article 8, Subtenant shall (i) pay to Sublandlord rent in two (2) times the Fixed Rent computed on a daily basis, together with all Additional Rent payable with respect to each such day, and
(ii) defend, indemnify and hold harmless the Sublandlord from and against all loss, claims, cost and damage resulting from Subtenant's delay in surrendering the Subleased Premises as above provided.

     9.   INSURANCE.

          9.1 Subtenant shall obtain prior to the Commencement Date, and shall keep in force at all times thereafter, Comprehensive General Liability Insurance in accordance with the broadest form of such coverage as is available from time to time in the jurisdiction in which the Subleased Premises are located naming Sublandlord and Landlord as additional insureds and insuring Subtenant against liability for injury to persons and damage to property, covering all Subtenant's obligations under this Sublease. The minimum limits of liability of such insurance shall be $1 million per occurrence, Bodily Injury Liability (including death) and Property Damage Liability, and shall be for such higher limits, if directed by Landlord, as are customarily carried in that area in which the Building is located upon property similar to the Building.

          9.2 All insurance required under Section 9.1 above shall be written with Subtenant's current insurance company or companies reasonably satisfactory to Landlord and Sublandlord and in forms customarily in use from time to time in the locality of the Subleased Premises. Subtenant shall, upon request, furnish the Landlord and Sublandlord with duplicates of certificates of said policies, and said policies shall provide that the coverage thereunder may not lapse, be modified, cancelled, or its renewal be refused without ten (10) days prior written notice to Landlord, Sublandlord and Subtenant and if required by Sublandlord or Landlord, to holders of mortgages on the Subleased Premises.

     10. INCORPORATION OF PROVISIONS OF
         MASTER LEASE BY REFERENCE.

          10.1 Except as otherwise expressly provided herein, all of the terms, covenants and conditions of the Master Lease are incorporated herein by reference and made a part hereof with the same force and effect as if set forth herein in their entirety, it being understood and agreed that such terms and conditions shall fix the obligations of Subtenant with the same effect as if Subtenant were the tenant in the Master Lease; provided, however, that whenever the terms and conditions of the Master Lease are contradictory to or inconsistent with the terms and conditions hereof, the terms and conditions hereof shall be controlling; provided further that (a) nothing herein contained shall be construed to derogate from the obligations of the Sublandlord and Subtenant to comply with the provisions of the Master Lease; and (b) those incorporated provisions of the Master Lease which are protective and for the benefit of the Landlord shall in this Sublease be deemed to be protective and for the benefit of both the Landlord and Sublandlord, and those provisions of the Master Lease which are protective and for the benefit of the Tenant shall be deemed to be protective and for the benefit of the Tenant and Subtenant.

     11.  COVENANTS OF THE PARTIES.

          11.1 Subtenant covenants and agrees to perform and observe all the terms, covenants and conditions applicable to the Subleased Premises and required to be performed by Sublandlord as Lessee under the Master Lease, except for the obligation to make payments of rent (including additional rent) to Landlord or as otherwise provided herein. Subtenant further agrees that Subtenant's performance of all such obligations shall be performed by Subtenant for the benefit of Sublandlord as well as for the benefit of Landlord, and that Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Premises, all of the rights and benefits provided to the Landlord by the Master Lease. Subtenant will exonerate, indemnify and hold harmless Sublandlord from and against any and all claims, suits, obligations, liabilities and damages, including without limitation reasonable attorneys' fees and disbursements, resulting from the inaccuracy of Subtenant's representations and warranties and the failure by Subtenant to perform, fulfill or observe Subtenant's covenants and agreements set forth in this Sublease.

          11.2 This Sublease and all of the terms, covenants, representations, warranties, agreements and conditions hereof are in all respects subject and subordinate to the Master Lease, and Subtenant covenants and agrees with Sublandlord not to do or permit to be done any act of commission or omission which would constitute a violation or default under the Master Lease if done or permitted to be done by Sublandlord.

          11.3 Sublandlord shall, upon written request by Subtenant, use reasonable efforts to obtain from Landlord all permissions and consents needed by Subtenant to perform any act permitted by this Sublease when such permissions or consents are required by reason of the incorporation by reference of the terms, covenants and conditions of the Master Lease. Subtenant shall reimburse Sublandlord upon demand for the reasonable costs and expenses (including reasonable attorney fees) incurred by

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Sublandlord in obtaining or pursuing such permissions and consents provided that such fees shall be shared by Sublandlord and Subtenant on a proportionate basis in any instance in which Sublandlord is also seeking any such permission or consent for its own benefit.

          11.4 Provided that Subtenant is not in default hereunder, Subtenant shall be entitled to the benefit of Landlord's obligations under the Master Lease to the extent such obligations relate to the Subleased Premises. Notwithstanding anything contained herein or in the Master Lease to the contrary, however, but subject to Section 11.5 of this Sublease, Sublandlord shall not be responsible for the performance of the Landlord's obligations under the Master Lease, and Sublandlord shall not be liable in damages or otherwise for any negligence of Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by Landlord, or any default by Landlord in the performance of its obligations under the Master Lease, nor shall any such action, failure to act, or default by Landlord constitute a constructive eviction or default by Sublandlord hereunder.

          11.5 In the event of any breach of Landlord's obligations under the Master Lease, Sublandlord hereby authorizes Subtenant to deal directly with Landlord with respect to said breach. In the event that Landlord fails to remedy such breach after such request from Subtenant, Sublandlord, upon the written request of Subtenant shall, if necessary, commence and diligently prosecute proceedings to enforce, in its own name and for the benefit of Subtenant, the performance of any of Landlord's obligations under the Master Lease which Landlord wrongfully fails or refuses to perform. Should Subtenant so request Sublandlord and such enforcement of Landlord's obligations under the Master Lease shall be for the sole benefit of Subtenant, then Subtenant shall indemnify Sublandlord and save Sublandlord harmless from and against any and all liabilities, obligations, claims, damages, fines, penalties, causes of action, costs and expenses (including without limitation reasonable attorney fees and disbursements) imposed upon or incurred by or asserted against Sublandlord by reason of any action or inaction by Sublandlord and/or Subtenant to enforce any obligations of Landlord under the Master Lease for the benefit of Subtenant. Should Subtenant so request Sublandlord, and the enforcement of Landlord's obligations under the Master Lease shall be of mutual benefit to Sublandlord and Subtenant, then the costs and expenses of any such enforcement proceedings shall be shared by Sublandlord and Subtenant in proportion to the benefit conferred. Sublandlord shall promptly provide Subtenant with a copy of any notice by Sublandlord to Landlord with respect to any matter materially affecting the Subleased Premises.

          11.6 Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Landlord of any of the rights reserved to Landlord under the Master Lease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder; provided, however, that Sublandlord shall be liable for damages to Subtenant arising from Sublandlord's breach of its covenant in Section 11.9 hereof to perform and observe the terms of the Master Lease, and provided further that if and so long as a recognition agreement between Landlord and Subtenant reasonably acceptable to Subtenant is in effect, all damages under this Section 11.6 arising from and after the effective date of such recognition agreement shall be deemed to have been totally mitigated.

          11.7 Sublandlord covenants that, subject to the terms and conditions of the Master Lease and this Sublease, if and so long as Subtenant keeps and performs each term and condition herein contained on its part to be kept and performed, Subtenant shall not be disturbed in the enjoyment of the Subleased Premises by Sublandlord or by anyone claiming by, through or under Sublandlord.

          11.8 Sublandlord covenants and agrees that Sublandlord will not enter into any amendment, modification or other agreement with respect to the Master Lease which will prevent or adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, or increase the obligations of Subtenant, except as provided herein, or decrease its rights under this Sublease, except as provided herein, or in any other way adversely affect Subtenant, or shorten the term of this Sublease (unless acting in accordance with the terms hereof), without the prior written consent of Subtenant.

          11.9 Sublandlord covenants and agrees to perform and observe all the terms, covenants and conditions required to be performed by Sublandlord as Tenant under the Master Lease, except for those obligations which Subtenant has agreed to perform under the terms of this Sublease.

     12.  DEFAULTS BY SUBTENANT.

          12.1 In the event that Subtenant shall default in the payment of Fixed Rent or Additional Rent hereunder, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to the Landlord under the Master Lease with respect to defaults by the Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall perform with respect to the Subleased Premises all of the obligations of the Tenant under the Master Lease with respect to such default which are applicable thereto.

          12.2 In the event of a default by Subtenant in the performance of any of its non-monetary obligations hereunder, Sublandlord may, at its option, and without waiving any other remedies for such default herein or at law or by incorporation by reference of the Master Lease provided, at any time thereafter, give written notice to Subtenant that if such default is not cured, or the cure not commenced, within ten (10) days after receipt of such notice by Subtenant, and if so commenced is not thereafter pursued diligently to completion, Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees to promptly reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided, however, that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period, upon 48 hours prior notice to Subtenant if reasonably necessary to protect Sublandlord's interests under the Master Lease, or without notice if required to prevent injury or damage to persons or property. If Subtenant shall fail to reimburse Sublandlord upon demand for any amount paid for the account of Subtenant hereunder, said amount shall be added to, and become due as a part of, the next payment of Fixed Rent due hereunder.

     13.  TERMINATION; DAMAGE, DESTRUCTION OR EMINENT DOMAIN.

          13.1 This Sublease shall terminate upon any termination of the Master Lease for any reason (subject, however, to the provisions of Section 11.8 hereof) whatsoever which deprives the Sublandlord, as Tenant under the Master Lease, of possession of that portion of the Demised Premises which is the Subleased Premises, without any liability therefor upon the part of Sublandlord to Subtenant and with the same force and effect as if the date of such termination had expressly been provided in this Sublease as the date of termination hereof.

          13.2 In the event that the rent due to Landlord from Sublandlord as Tenant under the Master Lease shall be abated as a result of damage or destruction to the Subleased Premises or as a result of eminent domain proceedings affecting the Subleased Premises, the rent due to Sublandlord from Subtenant hereunder shall be proportionately abated.

          13.3 Subtenant shall not be entitled to any part of any damages awarded to Sublandlord as the result of an eminent domain proceeding; provided, however, that Subtenant may make a claim against the condemning authority for the value of Subtenant's trade fixtures or other personalty which Subtenant shall be entitled to remove upon termination of the Sublease, provided that such separate award shall not reduce the award payable to Sublandlord.

     14.  MISCELLANEOUS.

          14.1 ADDITIONAL REPRESENTATIONS OF SUBTENANT. Subtenant hereby represents, warrants and covenants as follows:

          (i) Subtenant is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is qualified and in good standing as a foreign corporation in Massachusetts and in any and all other jurisdictions in which the failure to so qualify would have a material adverse effect on its business or operations.

          (ii) The execution, delivery and performance of this Sublease by Subtenant has been duly and validly authorized by all necessary corporate action of Subtenant. Subtenant has all requisite corporate power and authority to enter into this Sublease.

          (iii) The execution, delivery and performance of this Sublease by Subtenant will not violate (a) any provision of its Articles of Organization or By-Laws; (b) any law of any jurisdiction by which Subtenant is bound; or (c) any provision of, or result in a default or acceleration of, or result in the creation of any lien, charge or encumbrance upon any asset of Subtenant pursuant to any agreement, instrument, order, judgment or decision to which Subtenant is a party or by which it is bound.

          (iv) There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or, to the knowledge of Subtenant, threatened against Subtenant, or against any officer, director or employee thereof, which, if adversely determined, might call into question the validity of this Sublease or which might restrict transactions contemplated by this Sublease.

          14.2 RIGHT OF ENTRY. Sublandlord shall have the right to enter the Subleased Premises at reasonable times and upon reasonable prior notice (which need not be in writing), except in cases of emergency, for the purpose of inspection, maintenance and repair, exhibiting the Subleased Premises to prospective purchasers, lenders and tenants and for any other reasonable purpose.

          14.3 SUBTENANT ACCESS. At no additional charge to Subtenant, Sublandlord shall furnish or cause Landlord to furnish to Subtenant for use by its employees, access cards to the Subleased Premises as described in Section
2.2 of the Master Lease. Subtenant shall provide such access cards only to its bona fide employees, a list of which shall be provided to Sublandlord on and as of the Commencement Date. The aforesaid list shall be updated as may be necessary to keep it current at all times.

          14.4 NOTICES. All notices, demands or other communications to be given, made or sent by either party to the other under this Sublease shall be deemed to have been fully given, made or sent when made in writing and delivered by hand, or when mailed, by registered or certified mail, return receipt requested, postage prepaid, addressed to the party at its address first hereinabove written, or in the case of Subtenant to the Subleased Premises, or to such other address or addresses as may from time to time hereafter be designated by the parties by like notice.

          14.5 BINDING EFFECT. This Sublease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective personal representatives, successors and permitted assigns.

          14.6 APPLICABLE LAW. This Sublease and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          14.7 MODIFICATION. Neither this Sublease nor any provision hereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. Any such waiver, modification, amendment, discharge or termination of this Sublease is subject to the prior written approval of Landlord.

          14.8 APPROVAL OF LANDLORD. The obligations of the parties hereto are conditioned upon the written approval of Landlord of this Sublease.

          14.9 SEVERABILITY. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provisions of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

          14.10 BROKER. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with the transactions contemplated by this Sublease, other than the Sublandlord's broker, Lynch, Murphy, Walsh & Partners Incorporated (the "Broker"). Each party agrees to indemnify and hold the other harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney fees and disbursements) asserted against or incurred by the other by reason of, or arising out of, any claim for a commission or other fee by any person or firm claiming to have dealt with the indemnifying party in connection with the transactions contemplated by this Sublease or the negotiation hereof, it being agreed that Sublandlord shall be solely for commissions due and payable to the Broker with respect to such transactions.

          IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed under seal as of the date first hereinabove written.

                                           XENERGY INC.

                                           By: /s/ John R. Graham
                                              ------------------------
                                                           , its Treasurer

                                           ETILITY.COM, INC.

                                           By: /s/ Akhil Garland
                                              ---------------------------
                                                           , its President

                                    EXHIBIT A

                               SUBLEASED PREMISES

                            SEE ATTACHED FLOOR PLAN

                                    EXHIBIT B

                               TENANT IMPROVEMENTS

                  Removal of approximately 4-5 simple drywalls

                  Carpet "patching"

                  "Almost to the ceiling" removal (one wall near
                   kitchenette and one near reception area)

                  ALL AS INDICATED ON THE ATTACHED FLOOR PLAN

                                                              EXHIBIT C

                                                            LEASED FURNITURE

All Metal Desks

          1-two right drawers
          2-three right drawers
          3-three left drawers
          6-three drawers, L shaped, similar to desks in office
          1-three left drawers, three right drawers with broken middle drawer 2-three left drawers, three right drawers with middle drawer

Wooden Topped Desks

          1-middle drawer only
          1-two right drawers, two left drawers
          3-two right drawers, three left drawers
          1-two left drawers, three right drawers
          7-three left drawers, two right drawers with middle drawer
          4-two left drawers, three right drawers with middle drawer 1-three right drawers, three left drawers with middle drawer 1-two left drawers, one right drawer with wooden drawers and.top

Wooden Desks

          1-three left drawers, three right drawers
          1-two right drawers, two left drawers with shelving above head 1-two right drawers with left arm, left arm contains drawers and shelves
          1-two left drawers, two right drawers
          1-three left drawers, two right drawers

Cubical Desks

          2

Wooden Tables

          2-small
          2-round

Conference Tables

Folding Tables

Plant Stand

          1-glass

Book Shelves

          11-metal
          1-tall wood
          1-medium wood

File Cabinets

          10 vertical four drawer
          5-vertical two drawer
          6-horizontal two drawer
          2-horizontal four drawer

Cabinet

          1-three drawer

Swivel Chairs

          22-grey, high back with cloth arms
          1-blue, medium back
          1-grey, low back with cloth arms
          2-grey, medium back with black arms
          3-red, high back without arms
          1-grey, high back with black arms
          1-grey, medium, wide back with cloth arms
          1-light blue, medium back without arms
          4-green, medium back with black arms
          1-dark green, medium back with black arms

Cloth Side Chairs

          24-black and purple, low back with black arms
          8-red, low, wide back with cloth arms

Plastic Side Chairs

          14


                                      -15-